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      (DELOITTE & TOUCHE LETTERHEAD)                                  EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Annual Report on Form 10-K and previously filed Registration Statement Nos. 33- 7079, 33-11340, 33-30983 and 33-50185 on Form S-8 of our report dated January 26, 1994 accompanying the consolidated financial statements of Service Merchandise Company, Inc. for the fiscal year ended January 1, 1994.




DELOITTE & TOUCHE


/s/  Deloitte & Touche
- ----------------------
Nashville, Tennessee
March 27, 1994




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